Exhibit 99.1

COPPER BEECH TOWNHOME COMMUNITIES PORTFOLIO

COMBINED CONSOLIDATED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2014

Copper Beech Townhome Communities Portfolio

Combined Consolidated Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2014

Index	Page

Independent Auditors’ Report	1
Combined Consolidated Statement of Revenues and Certain Expenses	2
Notes to Combined Consolidated Statement of Revenues and Certain Expenses	3 – 6

Independent Auditors’ Report

The Members

Copper Beech Townhome Communities Portfolio:

We have audited the accompanying combined consolidated statement of revenues and certain expenses of Copper Beech Townhome Communities Portfolio for the year ended December 31, 2014, and the related notes (the combined consolidated financial statement).

Management’s Responsibility for the Combined Consolidated Financial Statement

Management is responsible for the presentation of this combined consolidated financial statement in accordance with the rules and regulations of the U.S. Securities and Exchange Commission as described in Note 2; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined consolidated financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined consolidated financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined consolidated financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined consolidated financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined consolidated financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined consolidated financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined consolidated financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined consolidated financial statement referred to above presents fairly, in all material respects, the combined and consolidated revenues and certain expenses described in Note 2 of Copper Beech Townhome Communities Portfolio for the year ended December 31, 2014, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 2 to the combined consolidated financial statement, which describes that the accompanying combined consolidated financial statement was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and it is not intended to be a complete presentation of Copper Beech Townhome Communities Portfolio’s combined and consolidated revenues and certain expenses. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

New York, New York

April 27, 2015

Copper Beech Townhome Communities Portfolio

Combined Consolidated Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2014

(In thousands)

Revenues:
Student housing rentals	$56,928
Student housing services	4,581
Total revenues	61,509
Certain expenses:
Student housing operations	24,165
General and administration	1,877
Interest expense	16,338
Total certain expenses	42,380
Revenues in excess of certain expenses	$19,129

See accompanying notes to the combined consolidated statement of revenues and certain expenses.

Copper Beech Townhome Communities Portfolio

Combined Consolidated Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2014

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

Copper Beech Townhome Communities Portfolio (the “Acquired CB Portfolio”) consists of a group of 29 student rental townhome communities, two undeveloped land parcels and a corporate office building (collectively referred to as the townhome communities). As of December 31, 2014, Campus Crest Communities, Inc. (Campus Crest) owned a non-controlling equity interest in the individual entities that owned the townhome communities. Each townhome community is held in a separate entity and certain entities own and consolidate special-purpose entities that were formed to facilitate borrowings under their respective loans. All of the Acquired CB Portfolio entities are under common management.

In January 2015, Campus Crest acquired the controlling ownership interest in 27 townhome communities of the Acquired CB Portfolio resulting in Campus Crest owning 100% of 25 townhome communities, the two undeveloped land parcels, and the corporate office building, and owning 87% and 86% of two townhome communities. Management expects to acquire the controlling ownership interest in the remaining two townhome communities upon the receipt of lender consents.

This combined consolidated statement of revenues and certain expenses includes the operations of the 29 townhome communities, undeveloped land, and corporate office building that comprise the Acquired CB Portfolio for the year ended December 31, 2014.

Campus Crest’s acquisition of the Acquired CB Portfolio was part of a larger transaction in which it will retain its 48% ownership interest in four additional townhome communities and relinquish its 48% ownership interest in 2 townhome communities. The results of these six townhome communities that were not acquired by Campus Crest are not included in this combined consolidated statement of revenue and certain expenses.

Description of Business

The Acquired CB Portfolio consists of student rental townhome communities in 15 geographic markets in the United States spanning 11 states. The Acquired CB Portfolio comprises approximately 4,250 rentable units with approximately 11,500 rentable beds located close to college campuses. As of December 31, 2014, the Acquired CB Portfolio included student housing properties in the following markets, of which certain markets are served by multiple properties:

Geographic Market	Educational Institution	Initial Year in Market
State College, PA	Penn State University	1996
Harrisonburg, VA	James Madison University	2000
Indiana, PA	Indiana University of Pennsylvania	2000
Radford, VA	Radford University	2002
West Lafayette, IN	Purdue University	2003
Bloomington, IN	Indiana University	2005
Mt. Pleasant, MI	Central Michigan University	2005
Bowling Green, OH	Bowling Green State University	2005
Fresno, CA	California State University, Fresno	2006
Allendale, MI	Grand Valley State University	2006
Columbia, MO	University of Missouri	2006
Columbia, SC	University of South Carolina	2007
Statesboro, GA	Georgia Southern University	2007
Auburn, AL	Auburn University	2009
San Marcos, TX	Texas State University	2010

Copper Beech Townhome Communities Portfolio

Combined Consolidated Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined consolidated statement of revenues and certain expenses for the year ended December 31, 2014 was prepared for the purpose of inclusion in the Form 8-K of Campus Crest to comply with the rules and regulations of the United States Securities and Exchange Commission. The combined consolidated statement of revenues and certain expenses is not intended to be a complete presentation of the actual operations of the Acquired CB Portfolio for the period presented, as certain expenses have been excluded such as depreciation and amortization, and certain owner expenses that are not attributable to Campus Crest and the ongoing operations of the Acquired CB Portfolio. Management is not aware of any material factors relating to the properties that would cause the reported financial information not to be indicative of future operating results.

The Acquired CB Portfolio consists of entities in which Campus Crest acquired or expects to acquire a controlling ownership interest. Before Campus Crest acquired a controlling financial ownership interest, the Acquired CB Portfolio entities were under common management. The accompanying combined consolidated statement of revenues and certain expenses includes the accounts of the Acquired CB Portfolio and all significant intercompany activity among the combined and consolidated entities have been eliminated.

Aside from the Acquired CB Portfolio’s strategic focus in the student rental market, there are no material concentrations of tenants throughout the properties.

Use of Estimates

The preparation of combined consolidated statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of combined and consolidated revenue and certain expenses. Actual results could differ from those estimates.

Revenue Recognition

Tenants (primarily students) are required to execute lease contracts with monthly payment schedules. Rental revenue is recognized on a straight-line basis over the term of the respective leases. Generally, each executed lease is required to be accompanied by a signed parental guaranty. Service revenue is recognized when earned.

Student Housing Operating Expenses

Student housing operating expenses represent the direct expenses of operating the properties and consist primarily of payroll, utilities, repairs and maintenance, insurance, property taxes, and other operating expenses.

General and Administration expenses include the cost of corporate operations including employees located across the country that oversee multiple properties and at the corporate office.

Certain costs such as interest, property taxes, and insurance are capitalized during the construction period. Upon the property being placed in service for tenant use, any such subsequent costs are recorded as operating expenses in the period in which they are incurred.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Management is not aware of any other material litigation nor, to management’s knowledge, is any material litigation currently threatened against the Acquired CB Portfolio other than routine litigation, claims, and administrative proceedings arising in the ordinary course of business.

Copper Beech Townhome Communities Portfolio

Combined Consolidated Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2014

NOTE 3 – LONG-TERM DEBT AND INTEREST EXPENSE

The Acquired CB Portfolio’s combined consolidated statement of revenues and certain expenses includes interest expense of approximately $16.3 million for the year ended December 31, 2014. Loans with a carrying amount of $285.1 million are outstanding at December 31, 2014. These loans are typically secured by the underlying properties. The loans carry various maturity dates and fixed and variable interest rates ranging from 2.15% to 6.27%. Most of the loans carry a fixed interest rate unless otherwise noted in the following table.

The following summarizes the key elements of the long-term debt expected to remain within the Acquired CB Portfolio:

		(in thousands)
		January 1, 2014	December 31, 2014
Entity	Maturity	Carrying Amount	Carrying amount	Interest
CB1	02/2016	$5,055	$4,979	5.61%
CB2	08/2019	8,561	8,444	5.97%
CBTC1	10/2020	5,655	5,569	4.99%
CBTC3 (2)	06/2017	6,330	6,500	LIBOR plus 2.0%
				(2.15% at December 31, 2014)
CBTC4	10/2015	6,004	5,916	5.90%
CBTC7	11/2016	12,095	11,934	5.99%
CBTC11	02/2015	14,185	13,872	5.23%
CBTC12	10/2016	10,596	10,461	6.22%
CBTC13	10/2015	18,518	18,178	5.47%
CBTC15	10/2015	12,461	12,269	5.63%
CBTC16	10/2016	23,172	22,861	5.98%
CBTC20	10/2016	23,920	23,614	6.22%
CBTC21	10/2017	30,568	30,173	5.81%
CBTC24	09/2017	11,734	11,595	6.27%
CBTC25	09/2017	36,432	36,001	6.27%
CBTC31 (1)	open ended	1,500	1,500	Prime
				(3.25% at December 31, 2014)
CBTC32	08/2020	6,012	5,914	5.14%
CBTC36	02/2015	9,401	9,703	LIBOR plus 2.5%
				(2.65% at December 31, 2014)
CBTC38	02/2015	9,817	10,130	LIBOR plus 2.5%
				(2.65% at December 31, 2014)
Various	06/2016	33,233	32,728	5.45%
Various	06/2016	2,769	2,727	5.45%
		$288,018	$285,068

(1)	The CBTC31 loan is from a member of that entity.
(2)	The CBTC3 loan was refinanced in June 2014.

Interest expense also includes approximately $0.3 million from $4.2 million in lines of credit outstanding (with variable interest rates ranging from 2.5% to 4.3%) and $2.6 million in loans to affiliates of Copper Beach outstanding (with fixed interest rates ranging from 5% to 7%) at December 31, 2014.

Copper Beech Townhome Communities Portfolio

Combined Consolidated Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2014

NOTE 4 – TAXES

The entities comprising the Acquired CB Portfolio are primarily organized as pass-through entities, partnerships and limited liability companies, for income tax purposes. As such, no provision for income taxes is recognized for these entities in the combined consolidated statement. These entities’ owners are responsible to report their allocable shares of taxable income and losses on their respective tax returns.

Management evaluates the uncertainties of tax positions taken or expected to be taken based on the probability of whether it is more-likely than-not the positions will be sustained upon audit based on technical merit for open tax years. Management concluded that there are no material uncertain tax liabilities to be recognized or disclosed. The policy is, if necessary, to account for interest and penalties for uncertain tax positions as a component of general and administration expense.

The Acquired CB Portfolio includes a Taxable REIT Subsidiary (TRS). The TRS is used to capture costs associated with certain activities that benefit the Acquired CB Portfolio and are then billed back to the operating entities to preserve real estate investment trust (REIT) status. The income taxes attributable to the TRS are not significant for the year ended December 31, 2014.

NOTE 5 – SUBSEQUENT EVENTS

Events occurring through April 27, 2015 have been evaluated for potential recognition or disclosure in the combined consolidated statement of revenues and certain expenses, the date the combined consolidated financial statement was available to be issued. No events requiring disclosure in or adjustment to the combined consolidated financial statement were noted other than (i) Campus Crest’s acquisition of the Acquired CB Portfolio in January 2015, (ii) a new mortgage debt agreement that is secured by an Acquired CB Portfolio townhome was entered into for $15.8 million with a majority of the proceeds used to repay the CBTC 11 debt, (iii) the mortgage for CBTC 36 was extended with a maturity date of November 2016, and (iv) the mortgage for CBTC 38 was extended with a maturity date of February 2017.

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